Exhibit 3.25(a)

ARTICLES OF INCORPORATION

OF

FLANARY BRANCH COAL CO., INC.

           KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned, James Sullivan and Darius Sullivan, do hereby seek to form a Corporation under the laws of the State of Kentucky and do hereby adopt the following Articles of Incorporation.

ARTICLE I

           The Corporation hereby proposed to be organized shall be Flanary Branch Coal Co., Inc.

ARTICLE II

           The nature of the business to be transacted, promoted and carried on by this Corporation shall be the mining of coal, together with the buying, selling, storing, and dealing in the same and the buying, selling, holding and dealing in equipment for the purpose of coal mining, grading, cleaning, preparation and otherwise treating, handling, and marketing coal together with any and all acts, undertakings and enterprises which are, or may appear to be, feasible; to promote or enhance the mining, selling, treating and dealing in coal and the further right and power to acquire, hold, transfer and deal in mineral leases and any and all other land and real property which may be handled to the advantages of the Corporation in its operation. In additional to the purposes heretofore stated this Corporation shall be authorized to perform any and all acts lawful in the State of Kentucky whether related to the mining of coal or not.

ARTICLE III

           The duration of this Corporation shall be perpetual.

ARTICLE IV

           The registered office of the Corporation in this State shall be kept and maintained at Route 460, P.O. Box 171, Belcher, Kentucky. The name of the resident agent of said Corporation shall be James Sullivan, whose address is Route 460, P.O. Box 171, Belcher, Kentucky.

ARTICLE V

           The total authorized stock of said Corporation shall be One Thousand (1,000) shares at no par value.

           Each outstanding share shall have one vote. All the authorized stock shall be common stock and all shares shall carry equal powers and rights and there shall be no preference of any shares over other shares in the management or control of the Corporation.

ARTICLE VI

           The Corporation shall begin business when at least $1,000.00 of capital is duly subscribed and paid in.

ARTICLE VII

           The following are the names and addresses of the Incorporators and statement of the number of shares subscribed by them:

NAME	ADDRESS	NO. OF SHARES

James Sullivan	Route 460, P.O. Box 171 Belcher, Kentucky	200

Darius Sullivan	Route 460, P.O. Box 171 Belcher, Kentucky	200

           The initial Board of Directors of this Corporation will be as follows:

James Sullivan Darius Sullivan Elva J. Sullivan Dorthea Sullivan	Route 460, P.O. Box 171, Belcher, Kentucky Route 460, P.O. Box 171, Belcher, Kentucky Route 460, P.O. Box 171, Belcher, Kentucky Lick Creek, Kentucky

ARTICLE VIII

           The first meeting of stockholders shall elect a Board of Three Directors.

ARTICLE IX

           The Board of Directors shall elect a President, a Vice-President, a Secretary and a Treasurer.

           The Board may by appropriate bylaws establish different offices and prescribe the duties and powers thereof; the Board may further prescribe that more than one office may be held by the same person.

           IN TESTIMONY WHEREOF, witness the signatures of JAMES SULLIVAN and DARIUS SULLIVAN, in triplicate, this the 2nd day of December, 1982.

/s/ James Sullivan James Sullivan

/s/ Darius Sullivan Darius Sullivan

STATE OF KENTUCKY
COUNTY OF PIKE

           I, Mary Charlene Sullivan, a Notary Public within and for the State and County aforesaid do hereby certify that the foregoing ARTICLES OF INCORPORATION of Flanary Branch Coal Co., Inc., was this day produced to before me by JAMES SULLIVAN and DARIUS SULLIVAN, and that the same was duly subscribed and acknowledged to before me by them to be their solemn act and deed.

           This the 2nd day of December, 1982.

           My Commission expires: August 10, 1983

/s/ Mary Charlene Sullivan Notary Public

THIS INSTRUMENT WAS PREPARED BY:
/s/ Lawrence R. Webster
LAWRENCE R. WEBSTER